News Release

CORPORATION
7140 Office Circle
P.O. Box 15600
Evansville, IN  47716-0600
Investor Relations: Chad Monroe
Phone: (812) 962-5041

Media Relations: Timothy G. Weir, APR
Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Corporation Returns to Profitability in Fourth Quarter of 2011

•	Full year 2011 results within range of previously updated guidance, including discontinued operations:
o	Net sales of $960.4 million, up 25.7 percent from 2010
o	Net loss of $0.36 per share
o	Adjusted EBITDA of $86.1 million, up 30.0 percent from 2010
•	Enhanced liquidity in place to fund 2012 investments and industry growth
•	“Fix and Grow” operational improvement plans and capital projects solidly on track
•	Positive fourth quarter net income of $0.09 per share

EVANSVILLE, Ind. – February 29, 2012 – Accuride Corporation (NYSE: ACW), a leading supplier of components to the commercial vehicle industry, today reported financial results for the fourth quarter and fiscal year ended December 31, 2011.

Fourth Quarter 2011 Results
Accuride achieved fourth quarter 2011 net sales from continuing operations of $242.5 million, compared with $175.7 million in the same period in 2010, an increase of 38.0 percent, with each business segment posting double-digit gains.  Net income for the quarter was $4.1 million, while Adjusted EBITDA was $24.3 million, an increase of $11.9 million, or 96.0 percent, over the fourth quarter of fiscal year 2010.  The Company’s fourth quarter Adjusted EBITDA margin was 10.0 percent, compared to 7.1 percent in the same quarter of 2010.  Cash and cash equivalents were $56.9 million at quarter end.  Free cash flow was $18.2 million for the quarter.

“Increasing production volumes, driven by rapidly recovering Class 8 truck and trailer demand, helped drive our fourth quarter performance and gave us solid momentum going into 2012,” said Accuride President and CEO Rick Dauch.  “The increased demand had the greatest impact on the performance of our Accuride Wheels business and validates our decision to expand our aluminum wheel capacity. In addition, our margins are beginning to reflect the impact of greater operating efficiencies and working capital performance as we execute our ‘Fix and Grow’ strategy.”

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2

Fiscal Year 2011 Results
Net sales from continuing operations for the fiscal year ended December 31, 2011 were $936.1 million, compared with $674.0 million in the prior year, an increase of 38.9 percent.  The sales growth resulted from the continued strong demand from the Company’s commercial vehicle customers, as well as the benefits of increased pricing in the Company’s Gunite and Brillion businesses.  The Company reported a fully diluted loss per share of $0.36 for the year ended December 31, 2011.  Included in the loss per share was $0.30 related to losses recognized as part of the sale of assets of the Company’s Fabco Automotive and Bostrom Seating businesses, and acquisition costs related to the assets in Camden, South Carolina.  Adjusted EBITDA from continuing operations for fiscal-year 2011 was $80.9 million, compared to $49.6 million in the prior year, an increase of 63.1 percent.  Cash was $56.9 million at year end, while free cash flow was negative $59.9 million for the year which included $58.4 million of capital expenditures.

“2011 represented a year of transformation for Accuride,” Dauch continued.  “Our new leadership team has developed and is executing a ’Fix and Grow’ strategy aimed at restoring our reputation as a dependable supplier to our customers and as a reliable, profitable investment for our shareholders.  In an effort to increase our focus on our core wheel and wheel-end systems businesses we divested non-core businesses and acquired new aluminum wheel production capacity in Camden, South Carolina.  We also developed and began the execution of a two year, $110 million capital investment program to restore operational excellence in our core businesses.  This means that we will have production capacity available where and when our customers need it, using more standardized processes to achieve higher levels of product quality and reliability.”

Industry Conditions
The commercial vehicle industry segments Accuride supplies (North America Class 5-8 vehicles, U.S. Trailers, and the related aftermarket channels) continued their year-over-year improvement in the fourth quarter due to a historically high fleet age, healthy fleet profitability, and strong equipment replacement demand.  Production rose across all segments during the fourth quarter, with Class 8 builds up 71.5 percent year-over-year, and the Class 5-7 and U.S. Trailer segment production increasing 24.4 percent and 45.2 percent, respectively.  Overall, each commercial vehicle segment is expected to continue to increase production into 2012.  The risks associated with supply constraints within the industry and the continued slow pace of economic expansion still remain, but they appear to be diminishing.

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Fourth Quarter Business Segment Results

Accuride Wheels
Our Wheels segment net sales were $106.2 million, up $30.8 million, or 40.8 percent, from the same period of 2010.  Wheels Adjusted EBITDA was $29.8 million, an increase of $14.1 million, or 89.8 percent from the fourth quarter of 2010.  The improvements were driven largely by increased sales of both steel and aluminum wheels to North American OEM and aftermarket customers.  We continue to see strong demand for aluminum wheels being driven by the need for fleets to reduce fuel and maintenance costs, along with total vehicle weight.  Increasing demand for aluminum wheels validates the aluminum wheel capacity investments Accuride made during 2011.  The Company plans further aluminum wheel capacity investments in 2012-2013.

Gunite
Gunite segment net sales were $61.4 million, up $11.8 million, or 23.8 percent, from the fourth quarter of 2010 on higher industry volumes.  Gunite’s Adjusted EBITDA was $1.2 million, compared to $0.7 million in the same period of 2010.  Gunite’s new leadership team is having a positive impact on the operations, while preparing for the on-time arrival of new machining equipment.  The operational improvements have helped Gunite recover from its earlier manufacturing constraint situation by improving the productivity of Gunite’s existing hub and drum machining operations.  This output enabled the business to build an inventory bank of brake drums for the traditional spring truck maintenance season.  Costs from customer-required on-site inspections stemming from Gunite’s earlier quality issue dampened earnings; however, Gunite is on track to satisfy all requirements for discontinuing the additional inspections in the first half of 2012.

Brillion Iron Works
Brillion Iron Works’ fourth quarter net sales were $36.7 million, up $7.1 million, or 24.0 percent, from the same period in 2010, while Adjusted EBITDA declined slightly year-over-year to $1.9 million.  In October, Brillion experienced a significant equipment failure that disrupted operations on a major casting line for 7-10 days and resulted in higher maintenance and overtime costs.  However, the business is seeing the benefit of increased pricing as capacity remains tight in the North American casting industry.  We are currently assessing strategic options for Brillion – which is non-core to Accuride’s wheel and wheel-end systems business – including its potential divestiture.

Imperial
At $38.3 million in the fourth quarter, Imperial’s net sales increased 81.5 percent over the same period in 2010 due to higher customer build rates.  Adjusted EBITDA for the business improved to $0.6 million in the fourth quarter from $0.2 million in the same period last year. Imperial completed the physical consolidation of certain assets from its Portland, Tennessee, and Chehalis, Washington, facilities into its Decatur, Texas plant by year-end. However, the Decatur facility experienced significant operating inefficiencies in adjusting to the higher production volumes and expanded product portfolio.  The Imperial team is focused on achieving optimal output from its transferred equipment, and we expect Imperial’s profitability to improve significantly in early 2012.

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2011 Liquidity and Debt
As of December 31, 2011, the Company had cash of $56.9 million and total debt of $323.1 million.  This consisted of our $310.0 million senior secured notes, net of discount, and a $20.0 million draw on its ABL facility. In the fourth quarter of 2011, the Company had cash from operations of $33.6 million and capital spending of $15.4 million, resulting in free cash flow of $18.2 million. Total liquidity at the end of the quarter was $99.0 million.  On February 7, 2012, the Company entered into an incremental commitment agreement in which lenders agreed to provide an additional $25.0 million in aggregate commitments under the Company’s asset-backed loan (ABL) credit agreement.  Additionally, on February 10, 2012, Gunite Corporation, a wholly owned subsidiary of Accuride Corporation, entered into an agreement to lease $15.0 million in equipment.

Outlook and Summary – 2012 A Year of Execution

“With the restructuring efforts to fix the business that we initiated in 2011 setting the stage, 2012 becomes a year of execution for the Accuride team,” Dauch added.  “Because the commercial vehicle market is projected to continue growing through 2014-2015, our work this year focuses on executing the plans that will enable us to capitalize on rising market demand.  Our highest priorities are completing Gunite’s operational turnaround, successfully launching the additional aluminum wheel capacity, improving Imperial’s operating performance, and implementing common LEAN Manufacturing systems companywide.  In addition, we will target additional cost reductions and working capital improvements by fully revamping our supply chain, which today represents more than half of our cost of goods sold.”

Chief Financial Officer Greg Risch stated, “We are projecting 2012 net sales to be in the range of $1,000 to $1,025 million, and fully diluted earnings per share to be in the range of $0.07 to $0.15.  We expect Adjusted EBITDA to be in the range of $100 to $105 million for the year.  Our ‘Fix and Grow’ strategy is focused on serving the North American commercial vehicle market in a cost-effective manner, while creating sustainable improvements in quality and delivery.”

Earnings Conference Call Information
Accuride will hold a conference call to discuss the financial and operational results of its fourth quarter and full-year fiscal 2011 on Thursday, March 1, 2012, beginning at 9:00 a.m. Central Time. Analysts and investors may participate by dialing (866) 831-6291 in the United States, or (617) 213-8860 internationally, and using participant code 50380262.  A live webcast of the conference call can be accessed via the Investor Information section of the Company’s website at www.accuridecorp.com.  A replay will be available March 1, 2012, at 11:00 a.m. CST until midnight, March 8, 2012, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, using access code 24701158.

Information covered on the call and financial results for the three-month and full-year period ended December 31, 2011 will be available in the Investor Relations section of the company's website at http://www.accuridecorp.com.

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Fresh-Start Reporting
Upon Accuride Corporation’s emergence from Chapter 11 bankruptcy proceedings on February 26, 2010, we adopted fresh-start accounting in accordance with the provisions of ASC 852 Reorganizations (ASC 852), pursuant to which the midpoint of the range of our reorganization value was allocated to our assets and liabilities in conformity with the procedures specified by ASC 805, “Business Combinations.” The results for the ten-month period ended December 31, 2010 (references to the Company for such period, the “Successor”) and the results for the two-month period ended February 26, 2010 (references to the Company for such periods, the “Predecessor”) are presented separately. This presentation is required by GAAP, as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh-start reporting.  Accordingly, the Company’s financial statements after February 26, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11, unless otherwise noted.

About Accuride Corporation
With headquarters in Evansville, Indiana, Accuride Corporation is a leading supplier of components to the commercial vehicle industry.  The company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components.  The company’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM and BrillionTM.  Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW.  For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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Three Months Operating Results

	Three Months Ended December 31,
(Dollars in thousands)	2011		2010

Net sales:
Wheels	$106,157	43.8%	$75,403	42.9%
Gunite	61,368	25.3%	49,600	28.2%
Brillion Iron Works	36,662	15.1%	29,595	16.9%
Imperial Group	38,312	15.8%	21,122	12.0%
Total net sales	$242,499	100.0%	$175,720	100.0%

Gross Profit	$21,839	9.0%	$11,509	6.5%

Income (loss) from Operations:
Wheels	$18,832	17.7%	$6,591	8.7%
Gunite	(778)	(1.3)%	(1,478)	(3.0)%
Brillion Iron Works	512	1.4%	(1,792)	(6.1)%
Imperial Group	(37)	(0.1)%	1,501	7.1%
Corporate / Other	(9,009)	—%	(12,588)	—%
Consolidated Total	$9,520	3.9%	$(7,766)	(4.4)%

Net income (loss)	$4,073	1.7%	$(110,865)	(63.1)%

Adjusted EBITDA
Wheels	$29,782	28.1%	$15,654	20.8%
Gunite	1,190	1.9%	704	1.4%
Brillion Iron Works	1,923	5.2%	2,098	7.1%
Imperial Group	616	1.6%	192	0.9%
Corporate / Other	(9,184)	—%	(6,227)	—%
Continuing Operations	$24,327	10.0%	$12,421	7.1%

Bostrom Seating	—	—%	6	—%
Fabco Automotive	—	—%	2,191	—%
Brillion Farm	—	—%	503	—%
Consolidated Total	$24,327	10.0%	$15,121	8.6%

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Fiscal Year Operating Results

	Successor				Predecessor
(Dollars in thousands)	Year Ended December 31, 2011		Period from February 26, 2010 to December 31, 2010		Period from January 1, 2010 to February 26, 2010

Net sales:
Wheels	$406,587	43.4%	$247,673	42.5%	$38,379	41.9%
Gunite	251,113	26.8%	175,352	30.1%	29,804	32.5%
Brillion Iron Works	146,837	15.7%	90,492	15.6%	11,442	12.5%
Imperial Group	131,558	14.1%	68,790	11.8%	12,022	13.1%
Total net sales	$936,095	100.0%	$582,307	100.0%	$91,647	100.0%

Gross Profit	$80,811	8.6%	$40,448	6.9%	$2,250	2.5%

Income (loss) from Operations:
Wheels	$57,864	14.2%	$23,577	9.5%	$2,663	6.9%
Gunite	(1,785)	(0.7)%	2,623	1.5%	277	0.9%
Brillion Iron Works	2,301	1.6%	(1,171)	(1.3)%	(986)	(8.6)%
Imperial Group	3,141	2.4%	(579)	(0.8)%	(1,011)	(8.4)%
Corporate / Other	(37,609)	—%	(38,149)	—%	(5,172)	—%
Consolidated Total	$23,912	2.6%	$(13,699)	(2.4)%	$(4,229)	(4.6)%

Net income (loss)	$(17,031)	(1.8)%	$(126,532)	(21.7)%	$50,802	55.4%

Adjusted EBITDA
Wheels	$99,037	24.4%	$53,944	21.8%	$7,052	18.4%
Gunite	6,571	2.6%	11,661	6.7%	1,999	6.7%
Brillion Iron Works	8,205	5.6%	5,421	6.0%	(50)	(0.4)%
Imperial Group	5,524	4.2%	403	0.6%	(233)	(1.9)%
Corporate / Other	(38,402)	—%	(24,787)	—%	(5,761)	—%
Continuing Operations	$80,935	8.6%	$46,642	8.0%	$3,007	3.3%

Bostrom Seating	(22)	—%	(155)	—%	(230)	—%
Fabco Automotive	5,172	—%	12,638	—%	1,067	—%
Brillion Farm	—	—%	2,430	—%	839	—%
Consolidated Total	$86,085	9.2%	$61,555	10.6%	$4,683	5.1%

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ACCURIDE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Successor		Predecessor
	Year Ended December 31,	Period from February 26 to December 31,	Period from January 1 to February 26,
(In thousands except per share data)	2011	2010	2010

NET SALES	$936,095	$582,307	$91,647
COST OF GOODS SOLD	855,284	541,859	89,397
GROSS PROFIT (LOSS)	80,811	40,448	2,250
OPERATING EXPENSES:
Selling, general and administrative	56,899	54,147	6,479
INCOME (LOSS) FROM OPERATIONS	23,912	(13,699)	(4,229)
OTHER INCOME (EXPENSE):
Interest income	46	143	54
Interest expense	(34,143)	(33,593)	(7,550)
Gain on mark to market valuation of convertible debt	—	75,574	—
Inducement expense	—	(166,691)	—
Other income, net	3,596	2,575	566
LOSS BEFORE REORGANIZATION ITEMS AND INCOME TAXES FROM CONTINUING OPERATIONS	(6,589)	(135,691)	(11,159)
Reorganization expense (income)	—	—	(59,311)
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(6,589)	(135,691)	48,152
INCOME TAX PROVISION (BENEFIT)	7,761	(2,207)	(1,931)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(14,350)	(133,484)	50,083
DISCONTINUED OPERATIONS, NET OF TAX	(2,681)	6,952	719
NET INCOME (LOSS)	$(17,031)	$(126,532)	$50,802
Weighted average common shares outstanding—basic	47,277	15,670	47,572
Basic income (loss) per share – continuing operations	$(0.30)	$(8.52)	$1.05
Basic income (loss) per share – discontinued operations	(0.06)	0.45	0.02
Basic income (loss) per share	$(0.36)	$(8.07)	$1.07
Weighted average common shares outstanding—diluted	47,277	15,670	47,572
Diluted income (loss) per share – continuing operations	$(0.30)	$(8.52)	$1.05
Diluted income (loss) per share – discontinued operations	(0.06)	0.45	0.02
Diluted income (loss) per share	$(0.36)	$(8.07)	$1.07

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Historical Results
	Successor		Predecessor	Combined
	Year Ended December 31,	Period from February 26 to December 31,	Period from January 1 to February 26,	Year Ended December 31,
(In thousands)	2011	2010	2010	2010

Net income (loss)	$(17,031)	$(126,532)	$50,802	$(75,730)
Income tax expense (benefit)	7,408	1,591	(1,534)	57
Interest expense, net	34,097	33,450	7,496	40,946
Depreciation and amortization	51,278	43,759	7,532	51,291
Restructuring, severance and other charges1	4,806	19,091	(59,092)	(40,001)
Other items related to our credit agreement2	5,527	90,196	(521)	89,675
Adjusted EBITDA	$86,085	$61,555	$4,683	$66,238

Note:
1)
For the year ended December 31, 2011, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $4.8 million in costs associated with restructuring, acquisition, and divestiture items.  For the year ended December 31, 2010, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, less $40.0 million in benefits associated with restructuring and reorganization items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the year ended December 31, 2011, items related to our credit agreement consisted of foreign currency income and other net income of $5.5 million.  For the year ended December 31, 2010, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $89.7 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended December 31, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$18,832	$9,196	$1,754	$29,782
Gunite	(778)	1,923	45	1,190
Brillion Iron Works	512	1,384	27	1,923
Imperial Group	(37)	181	472	616
Corporate / Other	(9,009)	529	(704)	(9,184)
Continuing Operations	$9,520	$13,213	$1,594	$24,327

Bostrom	—	—	—	—
Fabco Automotive	—	—	—	—
Farm	—	—	—	—
Consolidated Total	$9,520	$13,213	$1,594	$24,327

	Three Months Ended December 31, 2010
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$6,591	$7,463	$1,600	$15,654
Gunite	(1,478)	1,792	390	704
Brillion Iron Works	(1,792)	3,666	224	2,098
Imperial Group	1,501	(1,326)	17	192
Corporate / Other	(12,588)	283	6,078	(6,227)
Continuing Operations	$(7,766)	$11,878	$8,309	$12,421

Bostrom	(837)	843	—	6
Fabco Automotive	2,062	129	—	2,191
Farm	416	181	(94)	503
Consolidated Total	$(6,125)	$13,031	$8,215	$15,121

	Year Ended December 31, 2011
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$57,864	$34,129	$7,044	$99,037
Gunite	(1,785)	7,931	425	6,571
Brillion Iron Works	2,301	5,793	111	8,205
Imperial Group	3,141	360	2,023	5,524
Corporate / Other	(37,609)	1,607	(2,400)	(38,402)
Continuing Operations	$23,912	$49,820	$7,203	$80,935

Bostrom	(112)	90	—	(22)
Fabco Automotive	3,804	1,368	—	5,172
Farm	—	—	—	—
Consolidated Total	$27,604	$51,278	$7,203	$86,085

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	Period from February 26 to December 31, 2010 (Successor)
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$23,577	$23,916	$6,451	$53,944
Gunite	2,623	7,923	1,115	11,661
Brillion Iron Works	(1,171)	6,065	527	5,421
Imperial Group	(579)	850	132	403
Corporate / Other	(38,149)	1,517	11,845	(24,787)
Continuing Operations	$(13,699)	$40,271	$20,070	$46,642

Bostrom	(1,809)	1,654	—	(155)
Fabco Automotive	11,145	1,265	228	12,638
Farm	1,506	569	355	2,430
Consolidated Total	$(2,857)	$43,759	$20,653	$61,555

	Period from January 1 to February 26, 2010 (Predecessor)
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$2,663	$3,322	$1,067	$7,052
Gunite	277	1,501	221	1,999
Brillion Iron Works	(986)	890	46	(50)
Imperial Group	(1,011)	766	12	(233)
Corporate / Other	(5,172)	514	(1,103)	(5,761)
Continuing Operations	$(4,229)	$6,993	$243	$3,007

Bostrom	(544)	293	21	(230)
Fabco Automotive	953	114	—	1,067
Farm	707	132	—	839
Consolidated Total	$(3,113)	$7,532	$264	$4,683

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(In thousands)	2011	2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$56,915	$78,466
Customer and other receivables	98,075	75,702
Inventories, net	72,827	55,818
Other current assets	12,332	18,518
Total current assets	240,149	228,504
PROPERTY, PLANT AND EQUIPMENT, net	271,562	241,052
OTHER ASSETS:
Goodwill and other assets	357,151	404,494
TOTAL	$868,862	$874,050
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$80,261	$55,324
Other current liabilities	48,228	57,196
Total current liabilities	128,489	112,520
LONG-TERM DEBT	323,082	302,031
OTHER LIABILITIES	159,908	161,400
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	257,383	298,099
TOTAL	$868,862	$874,050

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